Exhibit 11.3

January 29, 2026

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated December 10, 2025, on our review of interim financial information of NGL Labs, LLC is included in this Offering Statement on Form 1-A.

Very truly yours,

/s/ BPM LLP
Sacramento, California